Exhibit 15.10
CONSENT OF QUALIFIED PERSON
Alan Hocking, M AusIMM, of Xenco Services, in connection with Elevra Lithium Limited’s Annual Report on Form 20-F for the fiscal year ended June 30, 2025 (the “Annual Report”), consents to:
1.
The incorporation by reference into the filing and the use of the technical report summary titled “Moblan Lithium Technical Report Summary” (the “Technical Report Summary”), with an effective date of June 30, 2024, referenced in the Annual Report;

2.
The use of and references to my name, including my status as an expert or “qualified person” (as defined in Item 1300 (Definitions) of Regulations S-K 1300 promulgated by the Securities and Exchange Commission), in connection with the Annual Report and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Annual Report and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified to by me, that is or are included or incorporated by reference in the Annual Report.

I am responsible for authoring or co-authoring, and this consent pertains to, the following sections of the Technical Report Summary:
Section 1: Executive Summary

Section 15: Infrastructure

Section 17: Environmental Studies, Permitting, Social or Community Impacts

Section 18: Capital and Operating Costs

Section 21: Other Relevant Data and Information

Section 22: Interpretation and Conclusions

Section 23: Recommendations

Section 25: Reliance on Information Supplied by Registrant
I certify that I have read the descriptions and references to the Technical Report Summary in the Annual Report and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which I am responsible.

Dated October 31, 2025

/s/ Alan Hocking
ALAN HOCKING